NO SALE OR TRANSFER OF THIS OPTION OR THE SECURITIES
                    UNDERLYING THIS OPTION MAY BE MADE UNTIL
                  THE EFFECTIVENESS OF A REGISTRATION STATEMENT
                    OR OF A POST-EFFECTIVE AMENDMENT THERETO
                  UNDER THE SECURITIES ACT OF 1933 (THE "ACT"),
                COVERING THIS OPTION OR THE SECURITIES UNDERLYING
              THIS OPTION, OR UNTIL THE COMPANY IS IN RECEIPT OF AN
                 OPINION OF COUNSEL SATISFACTORY TO THE COMPANY
                STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM
              THE REGISTRATION REQUIREMENTS OF THE ACT. TRANSFER OF
               THIS OPTION IS RESTRICTED UNDER PARAGRAPH 2 BELOW.



                      REPRESENTATIVE'S UNIT PURCHASE OPTION
                      FOR THE PURCHASE OF COMMON STOCK AND
                    REDEEMABLE COMMON STOCK PURCHASE WARRANTS


                        EAST COAST VENTURE CAPITAL, INC.
                            (a Delaware corporation)



                           Dated: ______________, 1998

         THIS CERTIFIES THAT First Liberty Investment Group, Inc. (the "Representative", and together with its assigns, the "Holder") pursuant to this Representative's Option (the "Representative's Option" and also, sometimes, the "Option") is entitled to purchase from East Coast Venture Capital, Inc., a Delaware corporation (the "Company"), for an aggregate price of $.001 per Unit underlying the Option, during the period as hereinafter specified, up to 125,000 Units (the "Units"), at a purchase price of $6.15 per Unit (the "Exercise Price"), each Unit consisting of one share of the Company's common stock, $.001 par value per share (the "Common Stock") and one Warrant (the "Warrants") entitling the holder to purchase one share of Common Stock at $8.25 per share (the "Warrant Exercise Price").

         This Representative's Option is issued pursuant to an Underwriting Agreement dated ____________, 1998, between the Company and the Representative in connection with a public offering through the Representative and certain other dealers (collectively, the "Representatives") (the "Public Offering") of 1,250,000 Units consisting in the aggregate of 1,250,000 shares of Common Stock and 1,250,000 Warrants exercisable for an additional 1,250,000 shares of Common Stock.

         1.       EXERCISE OF THE REPRESENTATIVE'S OPTION.

                  (a) The rights represented by this Representative's Option shall be exercised at the prices and during the periods as follows:

                           (i)     During the period from  ___________,  1998 to
___________, 1999, inclusive, the Holder shall have no right to purchase any Securities hereunder.

                           (ii)    Between  ___________,   1999  and  _________,
2003, inclusive, the Holder shall have the option to purchase Units issuable hereunder upon the exercise hereof at a price of $4.80, such price being 150% of the public offering price for the Units, as set forth in the Prospectus forming a part of the registration statement on Form N-2 (Registration No. 333-58681) of the Company, as amended (the "Registration Statement").

                           (iii)   After __________, 2003, the Holder shall have
no right to purchase any Units or the Common Stock or Warrants included in the Units (collectively, the "Securities") hereunder and this Representative's Option shall expire effective at 5:00 p.m., New York time on such date.

                  (b) The rights represented by this Representative's Option may be exercised at any time within the period above specified, in whole or in part, by (i) the surrender of this

Representative's Option (with the purchase form at the end hereof properly executed) at the principal executive of office of the Company (or such other of office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the Exercise Price then in effect for the number of Units specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of Paragraph 5 and subparagraphs (b), (c) and (d) of Paragraph 6 hereof. This Representative's Option shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Representative's Option is surrendered and payment is made in accordance with the foregoing provisions of this Paragraph 1, and the person or persons in whose name or names the certificates for the Common Stock and Warrants shall be issuable upon such exercise shall become the Holder or Holders of record of such Common Stock and Warrants at that time and date. The Common Stock and Warrants so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) business days, after the rights represented by this Representative's Option shall have been so exercised.

                  (c) Any surrender of this Representative's Option pursuant to paragraph (b)(1) of Section 1 of this Option Agreement, if such surrender is pursuant to the exercise of this Representative's Option for any amount of Units less than the maximum number issuable upon the exercise hereof, shall be contingent upon the issuance to the Holder of a new Option, identical to the Representative's Option, representing the rights to purchase any remaining balance of Units with regards to which the Representative's Option was not exercised within a reasonable time, not exceeding ten (10) business days after the rights represented by this Representative's Option shall have been so exercised.

         2.       RESTRICTIONS ON TRANSFER.

                  This Representative's Option shall not be transferred, sold, assigned, or hypothecated for a period of one year commencing as of the date hereof, except that it may be transferred to successors of the Holder, and may be assigned in whole or in part to any person who is an officer of the
Representative during such period; and after such one-year period, such a transfer may occur providing the Representative's Option is exercised immediately upon transfer, and if not exercised immediately on transfer, the Representative's Option shall lapse. Any such assignment shall be effected by the Holder by (i) completing and executing the form of assignment at the end hereof and (ii) surrendering this Representative's Option with such duly completed and executed assignment form for cancellation, accompanied by funds sufficient to pay any transfer tax, at the office or agency of the Company referred to in Paragraph 1 hereof, accompanied by a certificate (signed by a duly authorized Representative of the Holder), stating that each transferee is a permitted transferee under this Paragraph 2 hereof; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Representative's Option or Representative's Options of like tenor and representing in the aggregate rights to purchase the same number of Securities as are then purchasable hereunder.

         3.       COVENANTS OF THE COMPANY.

                  (a) The Company covenants and agrees that all shares of Common Stock and the Warrants included in the Units issuable upon exercise of the Representative's Option, and the Common Stock underlying such Warrants, will, upon issuance, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the holder thereof by reason of being such a holder, other than as set forth herein.

                  (b) The Company covenants and agrees that during the period within which this Representative's Option may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of this Representative's Option and issuance of the Common Stock underlying each of the Option and the Warrants also underlying the Option.

                  (c) The Company covenants and agrees that for so long as the Securities shall be outstanding, the Company shall use its best efforts to cause all Units, Common Stock and Warrants issuable upon the exercise of the Representative's Option to be listed on or quoted by the NASDAQ National Market System or on the NASDAQ SmallCap Market.

         4.       NO RIGHTS OF STOCKHOLDER.

                  This Representative's Option shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Representative's Option and are not enforceable against the Company except to the extent set forth herein.

         5.       REGISTRATION RIGHTS.

                  (a) The  Company  shall  advise the Holder or its  transferee, whether the Holder holds this Representative's Option or has exercised this Representative's Option and holds Common Stock and Warrants, by written notice at least 30 days prior to the filing of any post-effective amendment to the Registration Statement or of any new registration statement or post-effective amendment thereto under the Act, covering any equity securities of the Company, for its own account or for the account of others, and will for a period of five years from the date of the issuance hereof, upon the request of the Holder, include in any such post-effective amendment or registration statement such information as may be required to permit a public offering of any of the Common Stock issuable hereunder (also referred to herein as the "Registerable Securities"), provided however that this Section 5(a) is not applicable to any registration statement by the Company on Forms S-4 or S-8 (including any Form S-3 related to such Form S-8) or any other comparable form. The Company shall supply prospectuses in order to facilitate the public sale or other disposition of the Registerable Securities, use its best efforts to register and qualify any of the Registerable Securities for sale in such states as such Holder reasonably designates, provided such qualification is not solely for the purpose of subjecting the Company to jurisdiction in that state or is not unduly burdensome, and do any and all other acts and things which may be necessary to enable such Holder to consummate the public sale of the Registerable Securities, and furnish indemnification in the manner provided in Paragraph 6 hereof. The Holder shall furnish information reasonably requested by the Company in accordance with such post-effective amendments or registration statements, including its intentions with respect thereto, and shall furnish indemnification as set forth in Paragraph 6. The Company shall continue to advise the Holders of the Registerable Securities of its intention to file a registration statement or amendment pursuant to this Paragraph 5(a) until the earlier of (i) the date five years after the date hereof; or (ii) such time as all of the Registerable Securities have been registered and sold under the Act.

                  (b) If the Representative or any fifty-one (51%) percent holder (as defined in Paragraph 5(d)) or holders of a majority interest in the aggregate in the Company shall give notice to the Company at any time during the four (4) year period beginning on the date one (1) year after the date hereof to the effect that such holder(s) desires to register under the Act any Registerable Securities, under such circumstances that a public distribution (within the meaning of the Act) of any such Registerable Securities will be involved, then the Company will as promptly as practicable after receipt of such notice, but not later than thirty (30) days after receipt of such notice, file a post-effective amendment to the current Registration Statement or a new registration statement pursuant to the Act to the end that the Registerable Securities may be publicly sold under the Act as promptly as practicable thereafter and the Company will use its best efforts to cause such registration to become and remain effective for a nine-month period following the effective date of such new registration statement or post-effective amendment, as provided herein (including the taking of such steps as are necessary to obtain the removal of any stop order); provided, that such 51% holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request; and provided, further, that the Company shall not be required to file such a post-effective amendment or registration statement on more than one occasion at its expense. The Company will maintain such registration statement or post-effective amendment thereto current under the Act for a period of at least nine (9) months from the effective date thereof. The Company shall supply prospectuses in order to facilitate the public sale of the Registerable Securities, use its best efforts to register and qualify any of the Registerable Securities for sale in such states as such holder reasonably designates, provided such qualification is not solely for the purpose of subjecting the Company to jurisdiction in that state or is not unduly burdensome, and furnish indemnification in the manner provided in Paragraph 6 hereof.

                  (c) The Holder may, in accordance with Paragraphs 5(a) or (b), at his, her or its option, and subject to the limitations set forth in Paragraph 1(a) hereof, request the registration of any of the Registerable Securities in a filing made by the Company prior to the acquisition of the Securities upon exercise of this Representative's Option. The Holder may thereafter exercise the Options at any time or from time to time subsequent to the effectiveness under the Act of the registration statement in which the Common Stock underlying the Representative's Options and Options were included.

                  (d) The term "51% holder," as used in this Paragraph 5, shall include any owner or combination of owners of Representative's Options or Registerable Securities if the aggregate number of Common Shares included in and underlying the Representative's Options and Registerable Securities held of record by it or them, would constitute a majority of the aggregate of such Common Shares.

                  (e) The following provisions of this Paragraph 5 shall also be applicable:

                           (i)     Within  ten (10)  days  after  receiving  any
notice pursuant to Paragraph 5(b), the Company shall give notice to the other Holders of Representative's Options or Registerable

Securities, advising that the Company is proceeding with such post-effective amendment or registration and offering to include therein the Registerable Securities of such other Holders, provided that they shall furnish the Company with all information in connection therewith as shall be necessary or appropriate and as the Company shall reasonably request in writing. Following the effective date of such post-effective amendment or registration, the Company shall, upon the request of any Holder of Registerable Securities, forthwith supply such number of prospectuses meeting the requirements of the Act, as shall be reasonably requested by such Holder. The Company shall use its best efforts to qualify the Registerable Securities for sale in such states as the 51% holder shall designate, provided such qualification is not solely for the purpose of subjecting the Company to jurisdiction in that state or is not unduly burdensome, at such times as the registration statement is effective under the Act.

                           (ii)    The  Company  shall bear the entire  cost and
expense of any registration of securities initiated by it under Paragraph 5(a) hereof notwithstanding that the Registerable Securities subject to this Representative's Option may be included in any such registration. The Company shall also comply with one request for registration made by the 51% holder pursuant to Paragraph 5(b) hereof at the Company's own expense and without charge to any holder of the Registerable Securities, and with one request at the expense of the Holders thereof. Notwithstanding the foregoing, any Holder whose Registerable Securities are included in any such registration statement pursuant to this Paragraph 5 shall, however, bear the fees of any counsel retained by him and any transfer taxes or underwriting discounts or commissions applicable to the Registerable Securities sold by him pursuant thereto and, in the case of a registration pursuant to Paragraph 5(a) hereof, any additional registration fees attributable to the registration of such Holder's Registerable Securities.

                           (iii)   If the  managing  representative  in any such
underwritten offering shall advise the Company that it declines to include a portion or all of the Registerable Securities requested by the Holders to be included in the registration statement, then distribution of all or a specified portion of the Registerable Securities shall be excluded from such registration statement (in case of an exclusion as to a portion of such Registerable Securities, such portion to be allocated among such Holders in proportion to the respective numbers of Registerable Securities requested to be registered by each such Holder). In such event the Company shall give the Holder prompt notice of the number of Registerable Securities excluded. Further, in such event the Company shall, within six (6) months of the completion of such subsequent offering, file and use its best efforts to have declared effective and maintain effectiveness for nine (9) months, at its sole expense, a registration statement relating to such excluded securities.

         6.       INDEMNIFICATION.

                  (a) Whenever pursuant to Paragraph 5, a registration statement relating to any Registerable Securities is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each Holder of the Registerable Securities covered by such registration statement, amendment or supplement (such holder hereinafter referred to as the "Distributing Holder"), each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each officer, employee, partner or agent of the Distributing Holder, if the Distributing Holder is a broker or dealer, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Distributing Holder for any legal or other expenses reasonably incurred by the Distributing Holder, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case (i) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder, any other Distributing Holder or any such representative for use in the preparation thereof, and (ii) such losses, claims, damages or liabilities arise out of or are based upon any actual or alleged untrue statement or omission made in or from any preliminary prospectus, but corrected in the final prospectus, as amended or supplemented.

                  (b) Whenever pursuant to Paragraph 5 a registration statement relating to the Registerable Securities is filed under the Act, or is amended or supplemented, the Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission was made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

                  (c) Promptly after receipt by an indemnified party under this Paragraph 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Paragraph 6.

                  (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Paragraph 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         7. ADJUSTMENTS OF EXERCISE PRICE, WARRANT EXERCISE PRICE AND NUMBER OF SECURITIES.

                  (a) The Exercise Price shall be subject to adjustment from time to time as follows:

                           (1)       In case the Company shall at any time after
the date hereof pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, then upon such dividend or distribution the Exercise Price in effect immediately prior to such dividend or distribution shall forthwith be reduced to a price determined by dividing:

                                     (A)  an amount equal to the total number of
shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by

                                     (B)  the  total  number of shares of Common
Stock outstanding immediately after such issuance or sale.

         For the purposes of any computation to be made in accordance with the provisions of this subsection (a)(1), the following provisions shall be applicable: Common Stock issuable by means of dividend or other distribution on any stock of the Company shall he deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

                           (2)       In  case  the  Company  shall  at any  time
subdivide or combine the outstanding Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination to the nearest one cent. Any such adjustment shall become effective at the time such subdivision or combination shall become effective.

                           (3)       Within a reasonable time after the close of
each quarterly fiscal period of the Company during which the Exercise Price has been adjusted as herein provided, the Company shall:

                                     (A)   Deliver  to  the   Representative   a
certificate  signed by (I) the President or Vice President of the Company and by
(II) the Treasurer or Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, showing in detail the facts requiring all such adjustments occurring during such period and the Exercise Price after each such adjustment.

                                     (B)   Notwithstanding   anything  contained
herein to the contrary, no adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than $.05, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to not less than $.05.

                  (b) In the event that the number of outstanding shares of Common Stock is increased by a stock dividend payable in Common Stock or by a subdivision of the outstanding Common Stock, then, from and after the time at which the adjusted Exercise Price becomes effective pursuant to Subsection (b) of this Section by reason of such dividend or subdivision, the number of shares of Common Stock issuable upon the exercise of the Option, and of each Warrant issuable upon the exercise of such Option, shall be increased in proportion to such increase in outstanding shares. In the event that the number of shares of Common Stock outstanding is decreased by a combination of the outstanding Common Stock, then, from and after the time at which the adjusted Exercise Price becomes effective pursuant to Subsection (b) of this Section by reason of such combination, the number of shares of Common Stock issuable upon the exercise of each Option shall be decreased in proportion to such decrease in the outstanding shares of Common Stock.

                  (c) In case of any reorganization or reclassification of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination), or in case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the holder of each Option then outstanding shall thereafter have the right to purchase the kind and amount of shares of Common Stock and/or Warrants and/or other securities and property receivable upon such reorganization, reclassification, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which the holder of such Representative's Option shall then be entitled to purchase; such adjustments shall apply with respect to all such changes occurring between the date of this Option and the date of exercise of such Option.

                  (d) Subject to the  provisions  of this  Section,  in case the
Company shall, at any time prior to the exercise of the Representative's Option, make any distribution of its assets to holders of its Common Stock as a liquidating or a partial liquidating dividend, then the holder of
Representative's Option who exercises his Representative's Option after the record date for the determination of those holders of Common Stock entitled to such distribution of assets as a liquidating or partial liquidating dividend shall be entitled to receive for the Exercise Price per share, in addition to each share of Common Stock, the amount of such distribution (or, at the option of the Company, a sum equal to the value of any such assets at the time of such distribution as determined by the Board of Directors of the Company in good faith), which would have been payable to such holder had he been the holder of record of the Common Stock receivable upon exercise of his Option, or the Warrants issuable upon exercise of such Option, on the record date for the determination of those entitled to such distribution.

                  (e) In case of the dissolution, liquidation or winding-up of the Company, all rights under the Representative's Options shall terminate on a date fixed by the Company, such date to be no earlier than ten (10) days prior to the effectiveness of such dissolution, liquidation or winding-up and not later than five (5) days prior to such effectiveness. Notice of such termination of purchase rights shall be given to the last registered holder of the Representative's Options, as the same shall appear on the books of the Company maintained by the Warrant Agent, by registered mail at least thirty (30) days prior to such termination date.

                  (f) In case the Company shall, at any time prior to the expiration of the Representative's Options and prior to the exercise thereof, offer to the holders of its Common Stock and/or any rights to subscribe for additional shares of any class of the Company, or for additional options, warrants or other securities or instruments convertible into or exercisable for shares of any class of capital stock of the Company, then the Company shall give written notice thereof to the last registered holder thereof not less than thirty (30) days prior to the date on which the books of the Company are closed or a record date is fixed for the determination of the stockholders entitled to such subscription rights. Such notice shall specify the date as to which the books shall be closed or record date fixed with respect to such offer of subscription and the right of the holder thereof to participate in such offer of subscription shall terminate if the Representative's Option shall not be exercised on or before the date of such closing of the books or such record date.

                  (g) Any adjustment pursuant to the aforesaid provisions shall be made on the basis of the number of shares of Common Stock which the holder thereof would have been entitled to acquire by the exercise of the Representative's Option immediately prior to the event giving rise to such adjustment.

                  (h) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of the Representative's Options, any Representative's Options previously or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Representative's Options initially issuable pursuant hereto.

                  (i) The Company may retain a firm of independent public accountants (who may be any such firm regularly employed by the Company) to make any computation required under this Section, and any certificate setting forth such computation signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section.

                  (j) If at any time, as a result of an adjustment made pursuant to paragraph (d) above, the holders of a Representative's Option shall become entitled to purchase any securities other than shares of Common Stock, thereafter the number of such securities so purchasable upon exercise of each Option and the Exercise Price for such shares, and the Warrant Exercise Price, shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraphs (b) and (c).

                  (k) No adjustment to the Exercise Price or to the number of shares of Common Stock or Warrants purchasable upon the exercise of such Representative's Options will be made, however under the following circumstances:

                           (i)     upon the  grant or  exercise  of any  options
presently outstanding (or options which may hereafter be granted and/or exercised) under the Company's Stock Option Plan for officers, directors and/or employees, consultants and similar situated parties of the Company; or

                           (ii)    upon   exercise   of  this   Representative's
Option; or

                           (iii)   upon exercise or sale of the Representative's
Securities issuable upon exercise of the Representative's Option or upon the exercise or sale of the Warrants issuable upon exercise of the Representative's Option; or

                           (iv)    upon any  amendment  to or change in the term
of any rights or Options to subscribe for or purchase, or options for the purchase of, Common Stock, Warrants or convertible securities, including, but not limited to, any extension of any expiration date of any such right, warrant or option, any change in any exercise or purchase price provided for in any such right, warrant or option, any extension of any date through which any convertible securities are convertible into or exchangeable for Common Stock or Warrants or any change in the rate at which any convertible securities are convertible into or exchangeable for Common Stock or Warrants (other than rights, warrants, options or convertible securities issued or sold after the close of business on the date of the original issue of the Common Stock, (i) for presently outstanding securities, or (ii) for which an adjustment in the Exercise Price then in effect was theretofore made or required to be made, upon issuance or sale thereof).

                  (l) The Warrant Exercise Price shall be adjusted in accordance with the provisions of this Section 7 as applicable to adjustments to the Exercise Price.

         8.       FRACTIONAL SHARES.

                  (a) The Company shall not be required to issue fractional shares of Common Stock upon the exercise of the Representative's Option. The Company shall not be obligated to issue any fractional share interests or fractional Warrant interests upon the exercise of any Representative's Option, nor shall it be obligated to issue scrip or pay cash in lieu of fractional interests, provided, however, that if a holder exercises all the Representative's Options held of record by such holder, the fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares.

                  (b) The Holder of this Representative's Option, by acceptance hereof, expressly waives his right to receive any fractional shares of Common Stock upon exercise hereof.

         9.       MISCELLANEOUS.

                  (a) This Representative's Option shall be governed by and in accordance with the laws of the State of New York.

                  (b) All notices, requests, consents and other communications hereunder shall be made in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested: (i) if to a Holder, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to: East Coast Venture Capital, Inc., 50 East 42nd Street, Suite 1301, New York, New York 10017, Attention:
Zindel Zelmanovitch.

                  (c) The Company and the Representative may from time to time supplement or amend this Representative's Option without the approval of any other Holders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable and which the Company and the Representative deem not to adversely affect the interest of the Holders.

                  (d) All the covenants and provisions of this Representative's Option by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

                  (e) Nothing in this Representative's Option shall be construed to give to any person or corporation other than the Company and the
Representative's and any other registered Holder or Holders, any legal or equitable right and that any such right is for the sole and exclusive benefit of the Company and the Representative and any other Holder or Holders.

                  (f) This Representative's Option may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, East Coast Venture Capital, Inc. has caused this Representative's Option to be signed by its duly authorized officer and dated ______________, 1998.



                                      EAST COAST VENTURE CAPITAL, INC.



                                   By:
                                      ----------------------------------------
                                      Zindel Zelmanovitch, President

                                  PURCHASE FORM


        (To be signed only upon exercise of the Representative's Option)


         The undersigned, the Holder of the foregoing Representative's Option, hereby irrevocably elects to exercise the purchase rights represented by such Representative's Option for, and to purchase thereunder, ________ Units, consisting of ________ shares of Common Stock and ________ Warrants, respectively, of East Coast Venture Capital, Inc., and herewith makes payment of $______ thereof, and requests that the certificates for the Units, Common Stock and Warrants be issued in the name(s) of, and delivered to ____________ whose address(es) is (are) _________________________.



Dated:
      -------------------------

-------------------------------


-------------------------------
Address

                                  TRANSFER FORM

                     (To be signed only upon transfer of the
                        Representative's Purchase Option)


         For value received, the undersigned hereby sells, assigns, and transfers unto _______________________ the right to purchase Units, shares of Common Stock and Warrants of East Coast Venture Capital, Inc. represented by the foregoing Representative's Purchase Option, to the extent of ________ Units, _______ shares of Common Stock and ___________ Warrants, and appoints
______________, attorney to transfer such rights on the books of East Coast Venture Capital, Inc., with full power of substitution in the premises.



Dated:
      --------------------------


--------------------------------
(Name of holder)


--------------------------------
Address


--------------------------------


In the presence of:


--------------------------------


--------------------------------